EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated October 14, 2014, with respect to the statement of condition including the related portfolio of Central Equity Trust, Diversified Income Series 2014-4 (included in Invesco Unit Trusts, Series 1474) as of October 14, 2014, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-197867) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
October 14, 2014